Exhibit 10.3

AMENDMENT NO. 1

TO TAX RECEIVABLE AGREEMENT

This Amendment No. 1 to Tax Receivable Agreement (this “Amendment”), effective of as of January 3, 2022, amends that certain Tax Receivable Agreement dated as of August 28, 2020 (the “TRA Agreement”) among Utz Brands, Inc., a Delaware corporation (the “Corporate Taxpayer”), Utz Brands Holdings, LLC, a Delaware limited liability company (“OpCo”), Series U of UM Partners, LLC, a series of a Delaware limited liability company (“Series U”), Series R of UM Partners, LLC, a series of a Delaware limited liability company (“Series R”) (each of Series U and Series R, a “TRA Party” and together the “TRA Parties”), Series U in its capacity as the TRA Party Representative, and each of the other Persons from time to time that become a party to the TRA Agreement.

Background

WHEREAS, the Corporate Taxpayer has determined, after consultation with the TRA Party Representative, that LIBOR is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars;

WHEREAS, the Corporate Taxpayer, OpCo, the TRA Parties and the TRA Party Representative desire to amend the TRA Agreement to establish in accordance with the TRA Agreement a Replacement Rate, which will replace LIBOR for all purposes under the TRA Agreement; and

WHEREAS, the TRA Party Representative has determined that this Amendment is necessary and appropriate.

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth in this Amendment, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used in this Amendment and not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the TRA Agreement.

2. Section 1.1 of the TRA Agreement is hereby amended by deleting the defined term “LIBOR” and replacing it with the following defined term:

“SOFR Rate” means during any period, the average daily secured overnight financing rate published by the SOFR Administrator on the SOFR Administrator’s Website plus 0.11448% (11.448 basis points) (or if there shall at any time, for any reason, no longer exist the average daily secured overnight financing rate published by the SOFR Administrator, a comparable replacement rate determined by the Corporate Taxpayer at such time, which determination shall be conclusive absent manifest error); provided, that at no time shall the SOFR Rate be less than 0%. “SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the average daily secured overnight financing rate). “SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the average daily secured overnight financing rate identified as such by the SOFR Administrator from time to time. If the Corporate Taxpayer has made the determination, after consultation with the TRA Party Representative, that the SOFR Rate is no longer a widely recognized benchmark rate for newly originated loans in the U.S. loan market in U.S. dollars, then the Corporate Taxpayer shall, subject to the prior written consent of the TRA Party Representative, which consent shall not be unreasonably withheld or delayed, establish a replacement interest rate (the “Second Replacement Rate”), after giving due consideration to any evolving or then prevailing conventions for similar loans in the U.S. loan market in U.S. dollars for such alternative benchmark, and including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then prevailing convention for similar loans in the U.S. loan market in U.S. dollars for such benchmark, which adjustment, method for calculating such adjustment and benchmark shall be published on an information service as selected from time to time by the Corporate Taxpayer, subject to the prior written consent of the TRA Party Representative, which consent shall not be unreasonably withheld or delayed. The Second Replacement Rate shall, subject to the next two sentences, replace the SOFR Rate for all purposes under this TRA Agreement. In connection with the establishment and application of the Second Replacement Rate, this TRA Agreement shall be amended, with the consent of the Corporate Taxpayer, OpCo and the TRA Party Representative (which consent of the TRA Party Representative shall not be unreasonably withheld or delayed), as necessary or appropriate, in the reasonable judgment of the Corporate Taxpayer, to replace the definition of SOFR Rate and otherwise to effect the provisions of this definition. The Second Replacement Rate shall be applied in a manner consistent with market practice; provided that, in each case, to the extent such market practice is not administratively feasible for the Corporate Taxpayer, such Second Replacement Rate shall be applied as otherwise reasonably determined by the Corporate Taxpayer, after consultation with the TRA Party Representative.

3. All references in the TRA Agreement to “LIBOR” shall be deleted and replaced with a reference to “SOFR Rate.”

4. Except as expressly amended by this Amendment, the TRA Agreement shall continue in full force and effect in accordance with the provisions thereof. All references in the TRA Agreement to this Agreement or words of similar import shall refer to the TRA Agreement as amended by this Amendment.

5. This Amendment may be executed in one or more counterparts with each such counterpart deemed to be an original hereof and all of such counterparts deemed to be one and the same instrument. Any counterpart signature page delivered by pdf, facsimile or other electronic transmission shall be deemed to be and have the same force and effect as an originally executed signature page.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have duly executed this Amendment No. 1 effective as of the date first written above.

Corporate Taxpaver:

UTZ BRANDS, INC.

By:	/s/ Theresa R. Shea
Name:	Theresa R. Shea
Title:	Executive Vice President, General Counsel and Secretary

OpCo:

UTZ BRANDS HOLDINGS, LLC

By:	/s/ Theresa R. Shea
Name:	Theresa R. Shea
Title:	Executive Vice President, General Counsel and Secretary

TRA Parties:

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

SERIES R OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

TRA Party Representative:

SERIES U OF UM PARTNERS, LLC

By:	/s/ Dylan B. Lissette
Name:	Dylan B. Lissette
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. I to Tax Receivable Agreement]